UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): AUGUST 17, 2005


                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                       000-02324                 11-1974412

(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)



   35 SOUTH SERVICE ROAD, PLAINVIEW, NEW YORK                      11803
    (Address of Principal Executive Offices)                     (Zip Code)

                                 (516) 694-6700
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

__Written communications pursuant to Rule 425 under the Securities Act (17 CFR
  230.425)
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
  240.14a-12)
__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
  Act (17 CFR 240.14d-2(b))
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
  Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On August 17, 2005, Aeroflex Incorporated (the "Registrant") entered into amendments to the Employment Agreements with each of Harvey R. Blau, Michael Gorin and Leonard Borow, each of whom is an executive officer of the Registrant, in order to clarify the calculation of pre-tax earnings for purposes of determining the annual bonus to which such individuals are entitled. Copies of the amendments are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

     On August 17, 2005, the Registrant entered into a Consulting and Retirement Agreement with Michael Gorin, the description of which is included in Item 5.02 below and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) On August 17,  2005,  the  Registrant  entered  into a  Consulting  and
Retirement Agreement (the "Agreement") with Michael Gorin. Pursuant to the Agreement, Mr. Gorin will resign as Vice Chairman and Chief Financial Officer, officer and employee of the Registrant and its subsidiaries and affiliates effective as of December 31, 2005 (the "Termination Date"), subject to earlier termination as Chief Financial Officer upon the Registrant's appointment of Mr. Gorin's successor. Effective upon the Termination Date, and until December 31, 2009, Mr. Gorin shall serve as a consultant to the Registrant and shall be entitled to receive a consulting fee equal to his salary in effect on the Termination Date, subject to annual cost-of-living increases.

     Mr. Gorin is entitled to continue to receive his salary through the Termination Date and his bonus for the fiscal year ended June 30, 2005. In lieu of the annual bonus which would otherwise have been payable to Mr. Gorin for the fiscal year ended June 30, 2006, the Registrant has agreed to pay Mr. Gorin the sum of $1,000,000, payable $500,000 on January 1, 2006 and $500,000 on July 1,
2006.

     The foregoing description is subject to, and qualified in its entirety by, the Agreement, a copy of which is filed as Exhibit 10.4 hereto.

     (c) On August 17, 2005, the Board of Directors appointed Leonard Borow as President of the Company. Mr. Borow has been an employee of the Registrant in various executive positions since November 1989 and has been Chief Operating Officer since October 1991, a director since November 1992, Secretary since November 1993 and one of the Registrant's Vice Chairmen from February 2004 until his appointment as President.

     (d) On August 17, 2005, upon the recommendation of the Ethics, Nominating and Governance Committee of the Board of Directors, the Board of Directors appointed Mr. Barton Strong as a member of the Board of Directors. Mr. Strong was also appointed as a member of the Ethics, Nominating and Governance Committee and the Compensation Committee upon the

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recommendation of the Ethics, Nominating and Governance Committee.

     There is no arrangement or understanding between Mr. Strong and any other person pursuant to which he was appointed as a director of the Registrant.

     There were no transactions or series of transactions since the beginning of Registrant's last fiscal year, or any currently proposed transaction or series of transactions to which the registrant was a party in which the amount exceeds $60,000 and in which Mr. Strong has a direct or indirect material interest.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

     On August 17, 2005, the Board of Directors of the Registrant amended the By-Laws of the Registrant to make such By-Laws consistent with actions taken with regard to Messrs. Gorin and Borow, as described in Item 5.02 above. Among other things, Article V, Officers, was amended to provide for the position of President and to eliminate the requirement that there be two Vice Chairmen. Reference is made to the By-Laws of the Registrant, as amended through August 17, 2005, which By-Laws are attached hereto as Exhibit 3 and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

3        By-Laws of Aeroflex Incorporated, as amended through August 17, 2005
10.1 Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau dated as of August 17, 2005
10.2 Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Michael Gorin dated as of August 17, 2005
10.3 Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Leonard Borow dated as of August 17, 2005
10.4 Consulting and Retirement Agreement between Aeroflex Incorporated and Michael Gorin dated as of August 17, 2005










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AEROFLEX INCORPORATED


                                     By:   /s/Charles Badlato
                                          --------------------------------------
                                          Name:  Charles Badlato
                                          Title: Vice President and Treasurer



Date:   August 22, 2005

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                                  EXHIBIT INDEX

3        By-Laws of Aeroflex Incorporated, as amended through August 17, 2005
10.1 Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Harvey R. Blau dated as of August 17, 2005
10.2 Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Michael Gorin dated as of August 17, 2005
10.3 Amendment No. 5 to Employment Agreement between Aeroflex Incorporated and Leonard Borow dated as of August 17, 2005
10.4 Consulting and Retirement Agreement between Aeroflex Incorporated and Michael Gorin dated as of August 17, 2005.


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